Exhibit 10.39

EXECUTION COPY

AMENDMENT NO. 1 TO INDEPENDENT CONTRACTOR AGREEMENT

          THIS AMENDMENT TO THE INDEPENDENT CONTRACTOR AGREEMENT (the “Amendment”), dated as of October 8, 2009, amends that certain Independent Contractor Agreement by and between Various, Inc., a California corporation (the “Company”) and Legendary Technology Inc. (the “Consultant”), dated as of September 21, 2007 (the “Independent Contractor Agreement”).

          WHEREAS, the Company and the Consultant desire to amend the Independent Contractor Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Independent Contractor Agreement.

          2. Amendments. The Independent Contractor Agreement is hereby amended as follows:

          (a) All references to “Penthouse Media Group Inc.” in the Independent Contractor Agreement are hereby deleted and replaced with “FriendFinder Networks Inc.”

          (b) Section 2 of the Independent Contractor Agreement is hereby amended by replacing the phrase “for a period of one (1) year” in the first sentence with “until and including March 31, 2013”.

          (c) Section 5.a of the Independent Contractor Agreement is hereby amended and restated in its entirety as follows:

          “a. Compensation (i) In addition to the amounts to be paid to Consultant as provided in Section 5.a(ii) below, Company shall compensate Consultant for its Services at the rate of $9,615.38 twice per month, with payments made on or about the 15th and last day of each calendar month during the Term.

          (ii) For the period from January 1, 2010 to March 31, 2013 (the “Increased Compensation Period”) the Consultant’s aggregate compensation earned shall be increased as follows (the “Increased Consulting Fees”): by $90,000 for the year ended 2010; by $90,000 for the year ended 2011; by $90,000 for the year ended 2012; and by $22,500 for the quarter ended March 31, 2013; provided, however, that all payments of the Increased Consulting Fees to the Consultant will be subject to and conditioned upon the repayment in full of the 15% Senior Secured Notes due 2010 of FriendFinder Networks Inc. f/k/a Penthouse Media Group Inc.

and the Senior Secured Notes due 2011 of Interactive Network, Inc. (the “Debt Repayment”). If the Debt Repayment is not completed by January 1, 2010, then once such Debt Repayment has occurred, if at all, the Company shall, within ten business days of the Debt Repayment date, pay Consultant all Increased Consulting Fees earned and due for the period from January 1, 2010 to the date of the then most recent payment due to Consultant prior to the Debt Repayment in accordance with Section 5.a(i). For the avoidance of doubt, any earned but unpaid Increased Consulting Fees will not bear interest. The Increased Consulting Fees are earned pro rata over the Increased Compensation Period on a twice per month basis. Subject to the foregoing terms of payment as to the Increased Consulting Fees (including, without limtiation, the condition that the Debt Repayment has occurred), the Increased Consulting Fees will be payable to Consultant, regardless of whether or not this Agreement remains in full force and effect and notwithstanding any other provisions of this Agreement to the contrary (other than the condition that the Debt Repayment has occurred).”

          (d) Section 5.b of the Independent Contractor Agreement is hereby amended by replacing the phrase “fmatasavage@pmgi” in the last sentence with “fmatasavage@ffn.com”.

          3. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Facsimile signatures shall be considered originals for all purposes.

          4. Independent Contractor Agreement Remains in Effect. Except as amended hereby, the Independent Contractor Agreement remains in full force and effect.

[Remainder of page left blank intentionally.]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

COMPANY:

VARIOUS, INC.

By:	/s/ Ezra Shashoua

Name: Ezra Shashoua
Title: Chief Financial Officer

CONSULTANT

LEGENDARY TECHNOLOGY INC.

By:	/s/ Lars Mapstead

Name: Lars Mapstead
Title: President

[Signature Page to Amendment to Independent Contractor Agreement]